EXHIBIT 10.21


                                      NOTE

                                  Austin, Texas
$1,000,000.00                                                      April 8, 2000


         FOR VALUE RECEIVED, SURREY, INC., a Texas corporation, promises to pay to the order of CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, at its banking house in the City of Austin, Travis County, Texas (or such other place as the holder hereof may hereafter designate in writing), in immediately available funds and in lawful money of the United States of America, the principal sum of ONE MILLION DOLLARS ($1,000,000.00) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding at the Stated Rate and interest on all past due amounts, both principal and accrued interest, from the respective due dates thereof until paid at the Past Due Rate; provided, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate and the Past Due Rate) shall not exceed the Ceiling Rate.

         1. Definitions. Unless otherwise defined herein, capitalized terms used in this note shall have the same meaning in this note as in the Loan Agreement (hereafter defined). As used in this note, the following terms shall have the respective meanings indicated:

                  (a) "Business Day" means a day when Payee is open for all of its commercial lending activities.

                  (b) "Ceiling Rate" means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that applicable Texas law establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in Chapter 1D of Title 79, Revised Civil Statutes, 1925 -- "Chapter 1D" -- and ss.303 of the Texas Finance Code -- "Texas Finance Code" -- as amended) for that day. Payee may from time to time, as to current and future balances, implement any other ceiling under Chapter 1D and the Texas Finance Code by notice to Maker, if and to the extent permitted by Chapter 1D and the Texas Finance Code. Without notice to Maker or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.


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                  (c) "Credit Documents" means any and all papers now or
hereafter governing, evidencing, guaranteeing or securing or otherwise relating to all or any part of the indebtedness evidenced by this note, including without limitation this note.

                  (d) "Debt" means the indebtedness evidenced by this note and the indebtedness to Payee incurred or evidenced by the Credit Documents.

                  (e) "Loan Agreement" means the Loan Agreement dated April 8, 1998 between Maker and Payee, as the same may have been or may be amended, supplemented, restated or replaced from time to time.

                  (f) "Maker" means Surrey, Inc., a Texas corporation.

                  (g) "Maturity Date" means the maturity of this note, April 8, 2003, as the same may hereafter be accelerated pursuant to the provisions of this note or any of the other Credit Documents.

                  (h) "Past Due Rate" means, on any day, a rate per annum equal to the Ceiling Rate for that day, or only if applicable law imposes no maximum nonusurious rate of interest for that day, then the Past Due Rate for that day shall be a rate per annum equal to the Stated Rate plus three percent (3%).

                  (i) "Payee" means Chase Bank of Texas, National Association, a national banking association, and any other holder or holders of this note from time to time and, upon acquisition of this note by any holder or holders other than the named payee, effective as of the time of such acquisition, the term "Payee" shall mean all of the then holders of this note, to the exclusion of all prior holders not then retaining or reserving an interest in this note, to the end that all the rights, powers, remedies, liens, benefits and privileges accruing and to accrue hereunder to Payee, as such term is used herein, shall inure to the benefit of and be owned and held by the holder or holders of this note from time to time, whether such holder acquires this note through succession to or assignment from a prior Payee.

                  (j) "Prime Rate" means, on any day, the rate determined by Payee as being its "prime rate" for that day. Without notice to Maker or any other person or entity, the Prime Rate shall automatically fluctuate upward and downward as and in the amount by which said prime rate fluctuates, with each change to be effective as of the date of each change in said prime rate. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE OR A FAVORED RATE, AND PAYEE DISCLAIMS ANY STATEMENT, REPRESENTATION OR WARRANTY TO THE


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CONTRARY. PAYEE MAY MAKE COMMERCIAL LOANS OR OTHER LOANS AT RATES OF INTEREST
AT, ABOVE OR BELOW THE PRIME RATE.

                  (k) "Stated Rate" means, on any day, a rate per annum equal to the Prime Rate for that day plus one percent (1.00%); provided, that if on any day the Prime Rate for that day plus one percent (1.00%) would exceed the Ceiling Rate for that day, the Stated Rate shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate (as so fixed) on the unpaid principal balance of this note plus the Additional Interest equals the total amount of interest which would have accrued if there had been no Ceiling Rate. If this note matures (or is prepaid) before such equality is achieved, then, in addition to the unpaid principal and accrued interest then owing pursuant to the other provisions of this note, Maker promises to pay on demand to the order of the holder of this note interest in an amount equal to the excess (if any) of (a) the lesser of (i) the total interest which would have accrued on this note if the Stated Rate had been defined as equal to the Ceiling Rate from time to time in effect and (ii) the total interest which would have accrued on this note if the Stated Rate were not so prohibited from exceeding the Ceiling Rate, over (b) the total interest actually accrued hereon to such maturity (or prepayment) date. Without notice to Maker or any other person or entity, the Stated Rate shall automatically fluctuate upward and downward in accordance with the provisions of this Subparagraph.

         2. Loan Agreement; Advances; Security. This note has been issued pursuant to the terms of the Loan Agreement, and is the Term Note referred to in the Loan Agreement. The advance against this note by Payee or other holder hereof shall be governed by the terms and provisions of the Loan Agreement. Reference is hereby made to the Loan Agreement for all purposes. Payee is entitled to the benefits of and security provided for in the Loan Agreement. Such security includes, among other security, the Deed of Trust covering and affecting certain property situated in Travis County, Texas, more fully described therein, and the Security Agreements. The unpaid principal balance of this note at any time shall be the total of all amounts lent or advanced against this note less the amount of all payments or permitted prepayments made on this note and by or for the account of Maker. The proceeds evidenced by this note represent a one-time advance to be made by Payee and applied to the indebtedness of Maker to Payee under the Revolving Note. Amounts repaid under this note may not be reborrowed.

         3. Computation of Interest. Interest on the amount of each advance against this note shall be computed on the amount of that advance and from the date it is made. Interest at the Stated Rate shall be computed for the actual number of days elapsed in a year consisting of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, interest at the Stated Rate shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.


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         4. Mandatory Payments of Principal and Interest.

                  (a) Accrued and unpaid interest on the unpaid principal balance of this note shall be due and payable (i) on May 8, 2000, (ii) on the eighth (8th) day of each succeeding calendar month prior to the Maturity Date and (iii) on the Maturity Date.

                  (b) The principal of this note shall be due and payable in monthly installments of Twenty-Seven Thousand Seven Hundred Seventy-Seven and 78/100 Dollars ($27,777.78) each. The first installment shall be due and payable on May 8, 2000, and a like installment shall be due and payable on the eighth
(8th) day of each succeeding calendar month thereafter until this note shall have been fully paid and satisfied; provided, that on the Maturity Date, the entire unpaid principal balance of this note shall be finally due and payable.

                  (c) All payments hereon made pursuant to this Paragraph shall be applied first to accrued interest, the balance to principal.

                  (d) If any payment provided for in this note shall become due on a day other than a Business Day, such payment may be made on the next succeeding Business Day (unless the result of such extension of time would be to extend the date for such payment into another calendar month or beyond the Maturity Date, and in either such event such payment shall be made on the Business Day immediately preceding the day on which such payment would otherwise have been due), and such extension of time shall in such case be included in the computation of interest on this note.

         5. No Usury Intended; Spreading. Notwithstanding any provision to the contrary contained in this note or any of the other Credit Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to this note or any of the other Credit Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this note from the date hereof, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this note or any of the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall


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have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

         6. Default. If any default, event of default or similar event (however denominated) occurs under any Credit Document, then that shall automatically constitute default under this note, and unless Payee declares the default fully cured to Payee's satisfaction with any applicable grace period (if any) agreed to in writing by Payee, then the obligation (if any) of Payee to make further advances against this note shall cease and terminate and the owner or holder hereof may, at its, his or her option, exercise any or all rights, powers and remedies afforded under any Credit Document and by law, including the right to declare the unpaid balance of principal and accrued interest on this note at once mature and payable.

         7. No Waiver by Payee. No delay or omission of Payee or any other holder hereof to exercise any power, right or remedy accruing to Payee or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. Payee's right to accelerate this note for any late payment or Maker's failure to timely fulfill its other obligations hereunder or under the other Credit Documents shall not be waived or deemed waived by Payee by Payee's having accepted a late payment or late payments in the past or Payee otherwise not accelerating this note or exercising other remedies for Maker's failure to timely perform its obligations hereunder or under the other Credit Documents. Payee shall not be obligated or be deemed obligated to notify Maker that it is requiring Maker to strictly comply with the terms and provisions of this note and the other Credit Documents before accelerating this note and exercising its other remedies hereunder or under the other Credit Documents because of Maker's failure to timely perform its obligations under this note and the other Credit Documents.

         8. Costs and Attorneys' Fees. If any holder of this note retains an attorney in connection with any default or to collect, enforce or defend this note or any of the Credit Documents in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this note or any of the Credit Documents and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees. Any amount to be paid under this


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Paragraph by Maker to Payee shall be a demand obligation owing by Maker to Payee and shall bear interest from the date of demand until paid at the Past Due Rate.

         9. Waivers by Maker and Others. Except to the extent, if any, that notice of default is expressly required herein or in any of the other Credit Documents, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         10. Paragraph Headings. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.

         11. Venue; Choice of Law. This note is performable in Travis County, Texas, which shall be a proper place of venue for suit on or in respect of this note. Maker hereby irrevocably agrees that any legal proceeding in respect of this note shall be brought in the district courts of Travis County, Texas, or in the United States District Court for the Western District of Texas, Austin Division (collectively, the "Specified Courts"). Maker hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Maker hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this note or any of the Credit Documents brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Maker further irrevocably consents to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Maker. Nothing herein shall affect the right of Payee to commence legal proceedings or otherwise proceed against Maker in any jurisdiction or to serve process in any manner permitted by applicable law. Maker agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.


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         12. Successors and Assigns. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker and Payee.

         13. Records of Payments. The records of Payee shall be prima facie evidence of the amounts owing on this note.

         14. Severability. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this note is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Payee for having bargained for and obtained it.

         15. Sale and Assignment. Payee reserves the right, exercisable in its sole discretion and without notice to Maker or any other person, to sell participations or assign its interest, or both, in all or any part of this note or any loan evidenced by this note.

         16. Prepayment. Maker may prepay this note, in whole or in part, at any time without penalty or fee. All prepayments hereon shall be applied first to any applicable prepayment charge, if any, next to accrued interest and the balance to principal.

         18. Business Loans. Maker warrants and represents to Payee and all other holders of this note that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter 1D of Title 79, Texas Revised Civil Statutes 1925, as amended.

         19. Entire Agreement. This note and the other Credit Documents embody the entire agreement and understanding between Payee and Maker and other parties with respect to their subject matter and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Maker acknowledges and agrees that there is no oral agreement between Maker and Payee which has not been incorporated in this note and the other Credit Documents.

         20. Renewal. To the extent of the face principal balance thereof, this note is given, in part, in renewal, extension and rearrangement, and not in extinguishment, of the unpaid principal balance of that certain promissory note dated June 17, 1999, in the original principal amount of


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Two Million Five Hundred Thousand Dollars ($2,500,000.00) executed by Maker payable to the order of Payee. All liens, assignments and security interests securing the payment of said promissory note (including without limitation the Deed of Trust and the Security Agreement) are hereby ratified, confirmed, brought forward, renewed, extended and rearranged, as security for the payment of this note, in addition to and cumulative of all other security for this note.

                        [SIGNATURE ON FOLLOWING PAGE]


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               NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SS.26.02

         THIS NOTE AND ALL OTHER CREDIT DOCUMENTS EXECUTED BY ANY OF THE PARTIES SUBSTANTIALLY CONCURRENTLY HEREWITH TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                       SURREY, INC., a Texas corporation


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


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